MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT ("Agreement") is made and entered into on this 13th day of February, 2005 (the Effective Date), by and between TOP SHELF ENTERTAINMENT, LLC, a North Carolina limited liability company (the "Owner") and RCI ENTERTAINMENT (NORTH CAROLINA), INC., a North Carolina corporation (the "Manager").

                              W I T N E S S E T H :

     WHEREAS, the Owner owns a nightclub known as The Manhattan Club located at 5300 Old Pineville Road, Charlotte, North Carolina 28217 (the Club); and

     WHEREAS, simultaneously with the execution hereof, the Owner has entered into an Option to Purchase Agreement ("Option Agreement") with Rick's Cabaret International, Inc., a Texas corporation ("Rick's"), pursuant to which Tony Hege ("Hege") as the sole owner of all of the membership interests in the Owner has granted to Rick's an option to purchase all of the membership interests owned by Hege in the Owner (the "Acquisition"); and

     WHEREAS, the Manager is a wholly owned subsidiary of Rick's; and

     WHEREAS, during the period of time until the Acquisition is completed, the Owner desires to retain the services of the Manager to act as its exclusive agent in the operation of the Club; and

     WHEREAS, the Manager desires to provide such exclusive management services to the Owner; and

     WHEREAS, the Owner and the Manager have agreed upon the terms and conditions upon which the Manager shall manage and operate the Club, as set forth below.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

     1. APPOINTMENT AND ACCEPTANCE. The Owner hereby appoints the Manager, and the Manager hereby accepts appointment, on the terms and conditions hereinafter provided, as the Owner's exclusive managing agent for the management, operation, maintenance and marketing of the Club.

     2. OBLIGATIONS OF MANAGER. The Manager shall render the following services and shall perform the following duties for the Owner in a faithful, diligent and efficient manner:


                          Management Agreement - Page 1

     (a) IN GENERAL. The Manager shall be solely and exclusively responsible for all management, operational, marketing, and maintenance activities with respect to the Club, including, but not limited to, such activities as are more specifically described below.

     (b) ADVERTISING. The Manager shall advertise and promote the Club with the goal of maximizing profitability of the Club and consistent with budgetary constraints.

     (c) MANAGEMENT. The Manager shall manage, operate, market, and maintain the Club, including, but not limited to, arranging for and supervising the day-to-day operations of the Club and improvements to the Club.

          (i) To make or cause to be made in the name of and at the expense of the Owner such ordinary repairs or alterations to the Club as may be necessary;

          (ii) To make or cause to be made in the name of and at the expense of the Owner such modifications, improvements or expansions of the Club as may be necessary or helpful, provided, however, that the Manager shall make no improvements in excess of $25,000 in any calendar month without the prior written approval of the Owner; and

         (iii) To request, demand, collect, receive and give receipts for any and all charges which become due from the operation of the Club and to make all payments required for the expenses of managing, operating, marketing or maintaining the Club as and when they become due. All sums of money collected by the Manager from the operation of the Club shall be deposited by the Manager in a bank account to be designated by the Manager and approved by the Owner and opened in the name of the Club, with signatory powers to the Manager. The Manager shall make appropriate disbursements from this bank account for the payment of expenses as set forth above.

     (d) ACCOUNTING. The Manager shall maintain a comprehensive system of records, books and accounts regarding the operation of the Club. All records shall be subject to examination by the Owner, or its authorized agents, attorneys and accountants at all reasonable hours. No later than the twentieth (20th) day of each month, with respect to the preceding month, the Manager shall render a statement of receipts and disbursements, a schedule of accounts


                          Management Agreement - Page 2
          receivable and payable, together with a reconciled bank statement as of the last day of the month.

     (e) EMPLOYEES. The Manager shall hire such employees as shall be reasonably necessary for the operation of the Club. The Manager shall determine the number of employees necessary for the operation of the Club, the compensation to be paid to such employees, the policies and procedures applicable to the employment of such employees and the term of employment of such employees.

     (f) RISK OF LOSS. Any losses incurred during the term of this Agreement shall be paid for and borne by the Owner. The Owner hereby acknowledges that the Manager is not responsible for any losses incurred in connection with the management, operation, maintenance and marketing of the Club during the term of this Agreement.

     3. AGENCY RELATIONSHIP. Everything done by the Manager under the provisions of this Agreement shall be done as agent of the Owner, and all obligations or expenses incurred thereunder shall be for the account, on behalf, and at the expense of the Owner. Any payments to be made by the Manager hereunder shall be made out of such sums as are made available to the Manager by the Owner, and it is agreed that the Manager shall not be obligated to expend its own funds for any payments which the Manager is authorized to make hereunder.

     4. TERM OF AGREEMENT. This Agreement shall be effective from the date of execution hereof and shall remain in full force and effect until the closing of the Acquisition as provided for in the Option Agreement executed simultaneously herewith or until the Option Agreement is terminated or expires as provided for therein.

     5. COMPENSATION OF MANAGER. The Manager shall be entitled to receive as compensation for its management of the Club a fee computed and payable monthly, not later than the 20th day of each month in an amount equal to one hundred percent (100%) of the Net Cash Flow, if any. For purposes of this Agreement, the term Net Cash Flow" means the aggregate amount of all cash received with respect to the Club from cash sales and receipts, credit or charge card sales and receipts, or sales on open account, or any combination of the same, using a cash receipts and disbursements method of accounting, less (i) refunds; (ii) fees and charges payable to the companies issuing the credit or charge card(s) approved by the Owner in connection with such credit or charge card sales; (iii) bank charges assessed against the Owner for insufficient funds or other uncollectible checks received from users of the Club; (iv) insufficient funds or other uncollectible checks received from users of the Club; and (v) costs of maintenance, advertising and operation of the Club.

     6. LIMITED GRANT OF LICENSE RIGHTS. Manager and Owner acknowledge that during the term of this Agreement only, that Rick's has granted to the Owner the license rights to use and exploit, at the Club's location in Charlotte, North Carolina, only, the name "Rick's Cabaret" and all


                          Management Agreement - Page 3
logos, trademarks and service marks attendant thereto. The Owner acknowledges that the license rights granted in the Option Agreement executed simultaneously herewith and acknowledged hereunder will terminate upon the termination of this Agreement or the termination or expiration of the Option Agreement.

     7. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall inure to the benefit of and constitute a binding obligation upon the contracting parties and their respective successors, assigns and legal representatives, but this Agreement and the rights and obligations may not be assigned or delegated without the prior written consent of the parties hereto and any permitted assignee hereunder must agree to assume and discharge the duties and obligations of his assignor hereunder.

     8. SOLE AGREEMENT; AMENDMENT. Except for the Option Agreement, this Agreement contains all of the oral and written agreements and all of the representations and arrangements between the parties hereto, and any rights which the parties may have had under any previous oral arrangements are hereby cancelled and terminated, and no representations or warranties are made or implied other than those expressly set forth herein. This Agreement may only be modified by the written agreement signed by or on behalf of all of the parties hereto.

     9. TIME. Time shall be deemed to be of the essence of this Agreement whenever time limits are imposed herein for the performance of any obligations by any of the parties hereto, or whenever the accrual of any rights to either of the parties hereto depends on the passage of time.

     10. REMEDIES CUMULATIVE. The rights, options, elections and remedies of any of the parties contained in this Agreement shall be cumulative; and no one of them shall be construed as excluding any other or any right, priority or remedy provided by this Agreement or law.

     11. NO WAIVER. None of the terms, conditions, covenants, or provisions of this Agreement can be waived by either party except by appropriate written instruments. The waiver by either party of any breach of any term, condition, covenant or provision herein contained shall not be deemed a waiver of the same of any other term, condition, covenant or provision herein contained, or of any subsequent breach of the same or any other term, condition, covenant or provision herein contained.

     12. GOVERNING LAW; VENUE. This Agreement shall be governed by, and its provisions construed to be in compliance with, the laws of the State of Texas, and in the event any provision of this Agreement cannot be so construed without rendering such provision inoperable, such provision (i) shall be void and of no effect and (ii) shall be deemed to be severable, and this Agreement shall remain in full force and effect as though such provision had not been included herein. The parties agree that venue for purposes of construing or enforcing this Agreement shall be proper in Harris County, Texas.


                          Management Agreement - Page 4

     13. NOTICES. Any notice required or permitted under this Agreement shall be given in writing effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid. The mailing addresses of the parties for notice purposes are as follows:

          a.     If  to  the  Manager,  addressed  to:

                    RCI Entertainment (North Carolina), Inc.
                                Attn: Eric Langan
                                10959 Cutten Road
                              Houston, Texas 77066

          b.     If  to  the  Owner,  addressed  to:

                          Top Shelf Entertainment, LLC
                             5300 Old Pineville Road
                         Charlotte, North Carolina 28217

     14. INVALIDITY OF PROVISIONS. The invalidity or an enforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     15.     MISCELLANEOUS.

          (a) Any words used herein in the singular shall be deemed to include the plural, any words used herein in the plural shall be deemed to include the singular, as the context requires. Pronouns used herein, whether masculine, feminine or neuter, shall be interpreted as the context requires.

          (b) This Agreement shall not be construed to have created any rights or benefits for, or be deemed to inure to the benefit if, any person or entity not a party hereto. Further, this Agreement shall not be deemed to have made the Owner and the Manager partners for any purposes. The rights and powers of the Manager hereunder are to be strictly construed and limited to the specific matters hereinabove set forth.

          (c) This Agreement may be executed in multiple counterparts on the day and date first hereinabove written, and each executed counterpart hereof shall be deemed to be an original for all purposes.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE.]


                          Management Agreement - Page 5

     IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement as of the date first above written.


                                        OWNER:

                                        TOP  SHELF  ENTERTAINMENT,  LLC

                                        By:  /s/  Tony  Hege
                                           -------------------------------------
                                        Name: Tony Hege


                                        MANAGER:

                                        RCI ENTERTAINMENT (NORTH CAROLINA), INC.

                                        By:  /s/  Eric Langan
                                           -------------------------------------
                                        Name: Eric Langan
                                        Title: President


                          Management Agreement - Page 6